Exhibit 99.1

Motricity Reports Second Quarter 2010 Results

•	Revenue of $30.4 million, up 5% sequentially

•	Adjusted Net Income of $3.7 million

•	Strong 10 percentage point sequential margin improvement

•	AT&T signs contract to implement new Marketplace solution

•	Verizon Wireless signs new multi-year contract

•	XL Axiata in Indonesia signed as part of international growth strategy

BELLEVUE, Wash., August 3, 2010 – Motricity (Nasdaq:MOTR), a leading provider of mobile data solutions that enable wireless carriers to deliver high value mobile data services to their subscribers, today announced financial results for the second quarter ended June 30, 2010, its first quarter as a publicly traded company.

“Solid execution, accelerated revenue growth and significant margin expansion enabled Motricity to exceed expectations in revenues, Adjusted EBITDA and Adjusted Net Income,” said Ryan Wuerch, chief executive officer. “Motricity’s mCore platform is driving mobile data services and mobile internet growth for some of the largest carriers and enterprises in the world. Our ability to deliver ‘Mobile as a Service’ through a cloud computing environment is producing strong results that were evidenced in the second quarter. Our domestic business is continuing to grow as AT&T has contracted to implement our next-generation storefront solution – Marketplace. Moreover, we signed a multi-year extension to our longstanding relationship with Verizon Wireless, which includes enabling the mobile internet across Verizon’s newest smartphones such as the HTC Incredible and Droid X. We are capitalizing on the massive global opportunity for mobile internet users by adding XL Axiata in Indonesia, one of the largest and fastest growing carriers in Southeast Asia, as the first customer in our Asia Pacific region growth strategy. We believe that this new relationship is a powerful leading indicator that carriers are turning to Motricity as their mobile data services partner of choice on a worldwide basis.”

Motricity’s operating performance for the second quarter of 2010 is compared to the first quarter of 2010 in this press release, as the Company believes that the sequential comparison is particularly useful to investors, given trends in the business. Information about the Company’s financial results for the prior year periods is included in attached tables.

Revenue and Net Loss:

Revenue for the second quarter of 2010 was $30.4 million, an increase of 5% over revenue of $29.1 million for the first quarter of 2010. Revenue growth was primarily driven by an increase in managed services revenue, which rose 5% to $21.9 million, while professional services revenue grew 4% to $8.5 million. Net loss for the second quarter of 2010, including the impact of a one-time charge of $17.5 million for stock-based compensation related to vesting of previous restricted stock grants based upon completion of Motricity’s initial public offering, was $(11.6) million, compared with net loss of $(1.5) million for the first quarter of 2010. Earnings per share was $(1.95) for the second quarter of 2010 as compared to $(1.38) for the first quarter of 2010.

Margin Expansion:

Adjusted Net Income margin improved to 12% in the second quarter, up from 2% in the first quarter of 2010. Adjusted EBITDA margin grew to 21% in the second quarter, up from 11% in the first quarter. Motricity’s margin performance in the second quarter is a benefit of the mCore platform which drives efficiencies by delivering carrier and enterprise customers high quality “Mobile as a Service” solutions while enabling Motricity to maintain control over its costs. Margin expansion is driving substantial improvements in Adjusted EBITDA and Adjusted Net Income, non-GAAP measures that Motricity believes are relevant ways for investors to evaluate Motricity’s operating performance.

Adjusted EBITDA:

Adjusted EBITDA for the second quarter of 2010 was $6.3 million, an increase of more than 100% compared with Adjusted EBITDA of $3.1 million for the first quarter of 2010. The following table reconciles Adjusted EBITDA to net loss for the quarter ended June 30, 2010:

June 30, 2010
(in millions)
Net loss	$(11.6)
Other income (expense), net	(3.8)
Provision for income taxes	0.5
Depreciation and amortization	3.0
Stock-based compensation	18.2

Adjusted EBITDA	$6.3

Adjusted Net Income:

Adjusted Net Income for the second quarter of 2010 was $3.7 million, or $0.09 per Adjusted EPS, more than a seven-fold increase compared with Adjusted Net Income of $0.5 million, or $0.01 per Adjusted EPS, for the first quarter of 2010.1 The following table reconciles Adjusted Net Income to net loss for the quarter ended June 30, 2010:

June 30, 2010
(in millions)
Net loss	$(11.6)
Amortization of purchased intangibles	0.4
Stock-based compensation	18.2
Non-cash tax expense	0.5
Fair value adjustment of warrants in other income	(3.8)
Tax impact of adjustments	—

Adjusted Net Income	$3.7

Cash and Debt:

As of June 30, 2010, Motricity had cash and cash equivalents of $74.0 million and no debt outstanding. The Company received $51.4 million in proceeds from its initial public offering, net of issuance costs paid through June 2010.

[1]

Adjusted EPS reflects Adjusted Net Income divided by Adjusted Shares Outstanding (weighted average basic shares outstanding as calculated under GAAP, adjusted to reflect the share impact of the IPO and other related adjustments as if the IPO had occurred at the beginning of the respective period). See the Use of Non-GAAP Measures section for related reconciliations.

Financial Outlook:

For the third quarter 2010, Motricity believes that revenue will grow to approximately $37 million to $38 million driven by increased mobile data services usage by its carrier customers’ subscribers, the deployment of new solutions for several customers and large implementation projects for AT&T and XL Axiata. Motricity expects continued margin expansion and increased Adjusted Net Income in the range of $5.3 million to $6.3 million.

Motricity’s 2-3 year long-term financial model suggests accelerating annual revenue growth up to approximately 30%, and further margin expansion, reaching an Adjusted EBITDA margin of approximately 32% and Adjusted Net Income margin of approximately 25%.

Conference Call and Webcast Information

The Motricity second quarter 2010 teleconference and webcast is scheduled to begin at 2:00 p.m., Pacific Time, on Tuesday, August 3, 2010. To participate on the live call, analysts and investors should dial 877-941-8416 at least ten minutes prior to the call. Motricity will also offer a live and archived webcast of the conference call, accessible from the “Investors” section of the Company’s website at www.motricity.com.

Supplemental Data Schedule

	March 31, 2009	June 30, 2009	September 30, 2009	December 31, 2009	March 31, 2010	June 30, 2010
	(Dollars in millions)
Revenues
Managed services	$20.2	$20.3	$20.4	$20.4	$20.9	$21.9
Professional services	$3.1	$16.7	$7.7	$4.9	$8.2	$8.5

Total revenues	$23.3	$37.0	$28.1	$25.3	$29.1	$30.4

Percentage of managed services revenue that varies with number of users and transactions	76%	74%	70%	57%	52%	55%

Adjusted EBITDA	$(1.9)	$7.4	$5.2	$(0.3)	$3.1	$6.3
Adjusted EBITDA margin	-8%	20%	19%	-1%	11%	21%
Adjusted Net Income	$(5.4)	$4.7	$2.2	$(2.9)	$0.5	$3.7
Adjusted Net Income margin	-23%	13%	8%	-11%	2%	12%

Adjusted EPS (using adjusted shares outstanding)	$(0.13)	$0.11	$0.05	$(0.07)	$0.01	$0.09

Capital Expenditures
Purchased property and equipment	$(0.1)	$(0.9)	$(0.9)	$(0.9)	$(1.2)	$(3.2)
Capitalization of software development costs	$(2.1)	$—	$—	$—	$(1.2)	$(2.8)

Use of Non-GAAP Measures

This press release includes non-GAAP financial measures for Adjusted EBITDA, Adjusted Net Income, and Adjusted EPS (Adjusted Net Income per Adjusted Shares Outstanding). Adjusted EBITDA, Adjusted Net Income and Adjusted EPS are not measures of financial performance or liquidity calculated in accordance with accounting principles generally accepted in the U.S., referred to herein as GAAP, and should be viewed as a supplement to, not a substitute for, our results of operations presented on the basis of GAAP. Reconciliations of each of these non-GAAP financial measures to the most directly comparable GAAP financial measures are detailed in tables below.

Our non-GAAP measures should be read in conjunction with the corresponding GAAP measures. The non-GAAP measures should be considered in addition to and not as an alternative or substitute for the measures prepared in accordance with GAAP. Adjusted EBITDA and Adjusted Net Income have limitations as analytical tools and you should not consider them in isolation from, or as a substitute for analysis of our results as reported under GAAP. Adjusted EBITDA and Adjusted Net Income do not purport to represent cash flow provided by, or used in, operating activities as defined by GAAP. Our statement of cash flows presents our cash flow activity in accordance with GAAP.

We define Adjusted EBITDA as net income (loss) before interest expense, provision for income taxes, depreciation and amortization, restructuring expenses, asset impairments and stock-based compensation expense, interest income and other income (expense), net. We define Adjusted Net Income as net income (loss) before amortization of purchased intangibles, stock compensation expense, restructuring expenses, asset impairments, non-cash tax expense and the impact from changes in the fair value of warrants. We define Adjusted EPS as Adjusted Net Income divided by Adjusted Shares Outstanding. Adjusted Shares Outstanding reflect the weighted-average common shares outstanding as if the IPO and other adjustments occurred at the beginning of the respective period. Furthermore, Adjusted EBITDA, Adjusted Net Income and Adjusted EPS are not necessarily comparable to similarly-titled measures reported by other companies.

We believe Adjusted EBITDA, Adjusted Net Income and Adjusted EPS are useful for management, investors and other users of our financial statements in evaluating our operating performance because these financial measures provide an additional tool to compare business performance across companies and across periods. We believe that:

•

Adjusted EBITDA is often used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired; and

•

investors commonly use Adjusted EBITDA and Adjusted Net Income to eliminate the effect of restructuring and stock-based compensation expenses, which vary widely from company to company and impair comparability.

We use Adjusted EBITDA and Adjusted Net Income:

•	as measures of operating performance to assist in comparing performance from period to period on a consistent basis;

•	as measures for planning and forecasting overall expectations and for evaluating actual results against such expectations;

•	as primary measures to review and assess the operating performance of our company and management team in connection with our executive compensation plan incentive payments; and

•	in communications with our board of directors, stockholders, analysts and investors concerning our financial performance.

The following is a reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP measure, for each of the quarters ended:

	March 31, 2009	June 30, 2009	September 30, 2009	December 31, 2009	March 31, 2010	June 30, 2010
	(in millions)
Net Loss	$(7.0)	$(3.2)	$(1.8)	$(4.4)	$(1.5)	$(11.6)
Other income (expense), net	0.1	0.2	1.3	0.0	0.3	(3.8)
Provision for income taxes	0.4	0.4	0.5	0.5	0.5	0.5
Depreciation and amortization	3.8	3.2	3.3	3.0	2.9	3.0
Restructuring and asset impairments	0.3	6.2	1.3	0.1	0.4	—
Stock-based compensation	0.5	0.6	0.6	0.5	0.5	18.2

Adjusted EBITDA	$(1.9)	$7.4	$5.2	$(0.3)	$3.1	$6.3

The following is a reconciliation of Adjusted Net Income to net loss, the most directly comparable GAAP measure, for each of the quarters ended:

	March 31, 2009	June 30, 2009	September 30, 2009	December 31, 2009	March 31, 2010	June 30, 2010
	(in millions)
Net Loss	$(7.0)	$(3.2)	$(1.8)	$(4.4)	$(1.5)	$(11.6)
Amortization of purchased intangibles	0.4	0.4	0.3	0.3	0.4	0.4
Restructuring and asset impairments	0.3	6.2	1.3	0.1	0.4	—
Stock-based compensation	0.5	0.6	0.6	0.5	0.5	18.2
Non-cash tax expense	0.4	0.4	0.5	0.5	0.5	0.5
Fair value adjustment of warrants in other income	0.1	0.2	1.3	0.1	0.2	(3.8)
Tax impact of adjustments	—	—	—	—	—	—

Adjusted Net Income	$(5.3)	$4.6	$2.2	$(2.9)	$0.5	$3.7

The following is a reconciliation of Adjusted EPS to EPS, the most directly comparable GAAP measure, for each of the quarters ended:

	March 31, 2009	June 30, 2009	September 30, 2009	December 31, 2009	March 31, 2010	June 30, 2010
Net loss per share	$(2.20)	$(1.55)	$(1.31)	$(1.79)	$(1.38)	$(1.95)
Accretion of redeemable preferred stock and Series DI preferred dividends	1.02	1.01	1.01	1.04	1.11	0.66
Amortization of purchased intangibles	0.07	0.07	0.05	0.06	0.07	0.04
Restructuring and asset impairments	0.04	1.05	0.22	0.02	0.07	—
Stock-based compensation	0.09	0.09	0.10	0.09	0.09	2.04
Non-cash tax expense	0.08	0.07	0.09	0.08	0.08	0.05
Fair value adjustment of warrants in other income	(0.01)	0.04	0.22	0.00	0.05	(0.43)
Share count adjustments assuming IPO occurred at the beginning of the year	0.78	(0.67)	(0.32)	0.43	(0.08)	(0.32)

Adjusted EPS	$(0.13)	$0.11	$0.06	$(0.07)	$0.01	$0.09

The following is a reconciliation of Adjusted Shares Outstanding to Basic Shares Outstanding, the most directly comparable GAAP measure, for each of the quarters ended:

	March 31, 2009	June 30, 2009	September 30, 2009	December 31, 2009	March 31, 2010	June 30, 2010
	(in millions)
Basic shares outstanding for the quarter ended	5.9	5.9	5.9	5.7	5.7	8.9
Assume IPO occurred at the beginning of the year	6.0	6.0	6.0	6.0	6.0	5.1
Assume preferred stock conversion occurred at the beginning of the year	26.1	26.1	26.1	26.1	26.1	23.8
As converted impact of Series H	2.4	2.4	2.4	2.4	2.4	2.4
Vested restricted stock	0.4	0.5	0.6	0.7	0.8	0.9

Adjusted Shares Outstanding for the quarter ended	40.8	40.9	41.0	40.9	41.0	41.1

This press release also includes an outlook for the third quarter 2010 non-GAAP Adjusted Net Income. Motricity is unable to reconcile its guidance to GAAP net income because we do not predict the future impact of special items due to the difficulty of doing so. In the past, the impact of special items has been material to our operating results computed in accordance with GAAP. We note that such information is not in accordance with GAAP and should not be viewed as a substitute for GAAP information.

Statements made in this release and related statements that express Motricity’s or its management’s intentions, indications, beliefs, expectations, guidance, estimates, forecasts or predictions of the future constitute forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, and relate to matters that are not historical facts. They include, without limitation, statements regarding; our view of general economic and market conditions; and our revenue, expense, earnings or financial outlook for the third quarter of 2010 or any current or future period. They also include statements about our ability to develop, produce, market, license or sell our products, solutions and services, reduce or control expenses, improve efficiency, realign resources, continue operational improvement and year-over-year or sequential growth, and about the applicability of accounting policies used in our financial reporting. These statements represent beliefs and expectations only as of the date they were made. We may elect to update forward-looking statements but we expressly disclaim any obligation to do so, even if our beliefs and expectations change. Actual results may differ from those expressed or implied in our forward-looking statements. Such forward-looking statements involve and are subject to certain risks and uncertainties that may cause our actual results to differ materially from those discussed in a forward looking statement. These include, but are not limited to, risks and uncertainties described more fully in our filings with the Securities and Exchange Commission.

About Motricity, Inc.

Motricity (Nasdaq:MOTR) is a leading mobile data solutions provider exclusively focused on the rapidly growing mobile Internet market. It serves some of the world’s largest mobile carriers, simplifying the mobile Internet and creating a personalized mobile experience for subscribers. Motricity helps companies leverage the power of mobility to make direct, personalized connections with their customers. For more information, visit www.motricity.com or follow the company on Twitter @motricity.

Motricity

Media Contact:

Hope Frank

(425) 887-8448

hope.frank@motricity.com

Investor Relations Contact:

Alex Wellins

The Blueshirt Group

(415) 217-5861

alex@blueshirtgroup.com

Motricity, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except share data)

(unaudited)

	June 30, 2010	December 31, 2009
Assets
Current assets
Cash and cash equivalents	$74,020	$35,945
Restricted short-term investments	1,115	1,375
Accounts receivable, net of allowance for doubtful accounts of $349 and $272 at June 30, 2010 and December 31, 2009, respectively	22,270	17,306
Assets held for sale	—	1,606
Prepaid expenses and other current assets	4,772	3,542

Total current assets	102,177	59,774
Property and equipment, net	25,803	26,717
Goodwill	74,658	74,658
Intangible assets, net	13,810	10,692
Other assets	158	2,335

Total assets	$216,606	$174,176

Liabilities, redeemable preferred stock and stockholders’ equity (deficit)
Current liabilities
Accounts payable	$11,719	$9,585
Accrued compensation	8,696	9,282
Accrued expenses	3,434	2,648
Deferred revenue, current portion	1,277	7,771
Other current liabilities	1,863	2,185

Total current liabilities	26,989	31,471
Deferred revenue, net of current portion	211	4,013
Redeemable preferred stock warrants	—	5,012
Deferred tax liability	4,695	3,760
Other noncurrent liabilities	659	1,345

Total liabilities	32,554	45,601

Redeemable preferred stock	51,280	417,396

Stockholders’ deficit
Preferred stock, $0.001 par value; 350,000,000 shares authorized; 0 and 7,338,769 shares issued and outstanding at June 30, 2010 and December 31, 2009, respectively	—	17,393
Common stock, $0.001 par value, 625,000,000 shares authorized; 39,976,356 and 7,633,786 shares issued and outstanding as of June 30, 2010 and December 31, 2009, respectively	40	115
Additional paid-in capital	463,042	—
Accumulated deficit	(330,196)	(306,443)
Accumulated other comprehensive income (loss)	(114)	114

Total stockholders’ equity (deficit)	132,772	(288,821)

Total liabilities, redeemable preferred stock and stockholders’ equity (deficit)	$216,606	$174,176

Motricity, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except share data and per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Revenues
Managed services	$21,912	$20,314	$42,793	$40,536
Professional services	8,496	16,694	16,695	19,748

Total revenues	30,408	37,008	59,488	60,284
Operating expenses
Direct third party costs	2,408	5,366	3,713	6,537
Datacenter and network operations, excluding depreciation	7,595	7,786	15,629	16,469
Product development and sustainment, excluding depreciation	6,182	9,739	14,364	17,416
Sales and marketing, excluding depreciation	3,351	2,763	7,006	5,752
General and administrative, excluding depreciation	22,809	4,495	28,073	9,670
Depreciation and amortization	2,980	3,205	6,021	6,982
Restructuring	—	712	407	947
Long-lived asset impairment charges	—	5,488	—	5,488

Total operating expenses	45,325	39,554	75,213	69,261

Operating loss	(14,917)	(2,546)	(15,725)	(8,977)

Other income (expense), net
Other income (expense)	3,796	(196)	3,538	(278)
Interest and investment income, net	(1)	124	(1)	204
Interest expense	—	(126)	—	(220)

Other income (expense), net	3,795	(198)	3,537	(294)

Loss from continuing operations, before income tax	(11,122)	(2,744)	(12,188)	(9,271)
Provision for income taxes	468	444	935	888

Net loss	(11,590)	(3,188)	(13,123)	(10,159)
Accretion of redeemable preferred stock	(5,683)	(5,815)	(11,911)	(11,630)
Series D1 preferred dividends	(160)	(172)	(332)	(344)

Net loss attributable to common stockholders	$(17,433)	$(9,175)	$(25,366)	$(22,133)

Net loss per share attributable to common stockholders - basic and diluted	$(1.95)	$(1.55)	$(3.45)	$(3.75)

Weighted-average common shares outstanding - basic and diluted	8,928,242	5,929,727	7,349,416	5,908,364